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            STATEMENT RE COMPUTATION OF PRO FORMA PER SHARE EARNINGS

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                                                                                                       FOR THE
                                                                                                        THREE
                                                                                                       MONTHS
                                                                                                     ENDED MARCH
                                                                                        1995          31, 1996
                                                                                     -----------     -----------

Net loss..........................................................................   $(2,122,435)    $  (567,965)
Weighted average number of common shares outstanding:
     Weighted average number of common shares outstanding.........................     6,002,635       6,121,333
     Common shares issuable upon conversion of Series A Preferred Stock...........     5,830,750       5,830,750
     Incremental common shares outstanding from the exercise of stock options
      granted within one year of the initial public offering......................       265,832         265,832
                                                                                     -----------     -----------
                                                                                      12,099,217      12,210,769
                                                                                     -----------     -----------
                                                                                     -----------     -----------

Net loss per common share.........................................................         $(.18)          $(.05)
                                                                                     -----------     -----------
                                                                                     -----------     -----------


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